UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Signify Health, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A filing consists of communications from Signify Health, Inc., a Delaware corporation (the “Company” or “Signify”), to the Company’s employees, customers, partners or analysts relating to the Agreement and Plan of Merger, dated September 2, 2022, by and among the Company, CVS Pharmacy, Inc., a Rhode Island corporation (“CVS”) and Noah Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of CVS (the “Merger Agreement”).

The following FAQ was provided to Company personnel on September 7, 2022:

September 7, 2022

Signify Health and CVS Health

September 5, 2022 Announcement

This initial list of questions is divided by stakeholder groups to inform thinking around FAQ for individual audience groups.

Index:

•	General

•	Deal Reasoning

•	Deal Terms

•	Investors

•	Employees

•	Provider Network

•	Clients

•	Regulators / Officials / Associations

General

Deal reasoning:

1.	Why has Signify Health agreed to this transaction?

•

CVS Health’s bid represents a premium of 77.8% to Signify Health’s closing share price as of August 1, 2022, delivering substantial and immediate value for our stockholders, including employees participating in our share purchase plan.

•

As a part of CVS Health, Signify Health will have access to CVS Health’s deep and long standing expertise in health care and expanded financial capacity and resources, allowing us to better serve our provider network and patients. We will have an even greater impact by engaging with CVS Health’s collection of assets and connecting patients to care how and when they need it.

•	We expect this transaction will enable us to accelerate our growth trajectory, strengthen our support of alternative payment models and enhance our analytic capabilities.

•

CVS Health recognizes that Signify Health is a leader in the shift toward value-based health care, and they are well-positioned to support our mission as we combine technology, analytics and networks to drive better outcomes for our clients and patients.

September 7, 2022

2.	Why now? Did Signify Health need to pursue a transaction to continue to grow?

•

Signify Health’s Board and leadership are always evaluating opportunities through which we can best achieve our vision, drive value for stockholders and improve outcomes for our clients, providers and patients – particularly amid a rapidly evolving health care landscape that has made value-based care more important than ever.

•

We’ve seen immense success in our business since our IPO and have continued to expand through both organic growth of our network and services and through our acquisition of Caravan in March of this year, reflecting the tremendous demand we are seeing for value-based health care services. CVS Health recognizes the value of our capabilities to continue to expand within this space.

3.	How did this come about? Who approached whom? Has Signify Health been actively trying to sell itself?

•	Details on the negotiations process will be provided in the proxy statement filed with the SEC by Signify in connection with the stockholders’ meetings to approve the transaction.

4.	Why is CVS Health attracted to Signify Health?

•

CVS Health recognizes that Signify Health is a leader in the shift toward value-based health care, and they are well-positioned to support our mission as we combine technology, analytics and networks to drive better outcomes for patients.

5.	What is CVS Health’s plan for Signify Health? Does CVS Health plan to integrate it into its existing business lines?

•	Signify Health will be an integral part of CVS Health; however, it will run as a distinct, payor agnostic business.

•	Following the close of the transaction, Kyle Armbrester will continue to lead Signify Health as part of CVS Health.

•	It’s business as usual at Signify Health and we remain focused on our vision of enabling a more connected, effective care experience for all.

6.	Do the two businesses overlap at all?

•

No, Signify Health and CVS Health’s businesses are highly complementary. As part of CVS Health, Signify Health will continue to advance its extensive primary care ACO enablement capabilities, including turnkey analytics, network, and practice improvement solutions, to help providers transition to value-based reimbursement and improve quality of care.

•

Importantly, CVS Health’s mission and values are closely aligned. As we carefully considered our long-term strategic options, we determined that CVS Health is the ideal partner, given its focus on expanding access to health services and helping consumers navigate to the best sites of care.

September 7, 2022

•

We are both committed to building an integrated experience that supports a more proactive, preventive and holistic approach to patient care and looking forward to executing on our shared vision for the future of care delivery.

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Deal Terms

1.	When is the transaction expected to close? What are the requirements to close the deal?

•	The transaction is expected to close in the first half of 2023.

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This is a complementary, pro-competitive combination that is subject to customary closing conditions, including necessary regulatory clearances. We expect the government to approve the combination on a timely basis and will work cooperatively to ensure this outcome.

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The transaction was approved by the Board of Directors at each of the respective companies. It is subject to approval by stockholders of Signify Health holding a majority of the voting power of the outstanding shares of Signify Health, receipt of regulatory approval and satisfaction of other customary closing conditions.

•	We are pleased to have the support of our largest stockholder, New Mountain Capital.

2.	What will happen to Signify Health’s existing senior leadership team? Will they join CVS Health’s leadership team after close?

•	The deal is not closed and nothing is changing today. Signify Health will continue to report into its CEO, Kyle Armbrester and the executive leadership team.

•	Following the close of the transaction, Kyle Armbrester will continue to lead Signify Health as part of CVS Health.

3.	Will there be layoffs?

•

We would not be here without the incredible work each of you do each day. The combination of our two great companies is focused on expansion and not contraction. Although we may identify certain public company synergies, this acquisition is focused on growth, and the development of CVS Health’s in-home services delivery business. We remain committed to retaining, attracting and supporting the best talent in the industry.

September 7, 2022

4.	What does this mean for the Signify Health brand and company name?

•

Until the transaction closes, it’s business as usual at Signify Health and we remain focused on our mission of building trusted relationships to make people healthier. Longer term, we will examine the appropriate way to embrace the Signify Health brand within CVS Health’s brand identity structure.

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Investors

1.	Did the Signify Health Board evaluate this transaction as part of a formal strategic review/process? When did it start? What did the strategic review process entail?

•

Signify Health’s Board and leadership are frequently evaluating opportunities through which we can best accelerate our vision, drive value for stockholders and improve outcomes for our clients, providers and patients.

•	After a thorough process, our Board and leadership team determined that joining with CVS Health is in the best interest of all our stakeholders as we continue the shift toward value-based health care.

•	Details of the process and discussions will be available in our proxy statement in the coming weeks.

2.	What factors did the Board consider in reaching its decision to approve this sale? Were other parties considered?

•

Our Board and leadership team conducted a thorough process and determined that joining CVS Health is in the best interest of all our stakeholders as we continue the shift toward value-based health care.

•	Details of the process and discussions will be available in our proxy statement in the coming weeks.

3.	Do you have the ability to share analytics across clients?

•	We will continue to serve all payors following the conclusion of this transaction, with strong additional guardrails to ensure the protection of all proprietary patient and client analytics.

September 7, 2022

4.	How does this transaction reflect the best option for Signify Health stockholders?

•	CVS Health’s bid represents a premium of 77.8% to Signify Health’s closing share price as of August 1, 2022, delivering substantial and immediate value for our stockholders, including employees.

•

As we carefully considered our long-term strategic options, we determined that CVS Health is the ideal partner, given its focus on expanding access to health services and helping consumers navigate to the best sites of care.

•

We are both building an integrated experience that supports a more proactive, preventive and holistic approach to patient care and looking forward to executing on our shared vision for the future of care delivery.

5.	Why now, only 1.5 years following Signify Health’s IPO?

•

Signify Health’s Board and leadership are frequently evaluating opportunities through which we can best accelerate our vision, drive value for stockholders and improve outcomes for our clients, providers and patients – particularly amid a rapidly evolving health care landscape that has made value-based care more important than ever.

•

CVS Health’s bid represents a premium of 77.8% to Signify Health’s closing share price as of August 1, 2022, delivering substantial and immediate value for our stockholders, including employees participating in our Employee Stock Purchase Plan.

•

We’ve seen immense success in our business since our IPO and have continued to expand through both organic growth of our network and services and through our acquisition of Caravan in March, reflecting the tremendous demand we are seeing for value-based health care services. Now is a pivotal time within the value-based care industry, and CVS Health recognizes the value of our capabilities to expand within this space.

6.	What are you hearing from stockholders?

•	We are pleased to have the support of our largest stockholder, New Mountain Capital, and believe that our investors recognize the significant and immediate value created through this transaction.

7.	Is stockholder approval required for closing? Do you expect any pushback?

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The transaction was approved by the Board of Directors at each of the respective companies. It is subject to approval by stockholders of Signify Health holding a majority of the voting power of the outstanding shares of Signify Health’s stock, receipt of regulatory approval and satisfaction of other customary closing conditions.

•	We are pleased to have the support of our largest stockholder, New Mountain Capital.

September 7, 2022

8.	How will this impact Signify Health’s long-term strategy?

•

We remain focused on our mission to build trusted relationships to make people healthier. As part of CVS Health, we will continue to advance our extensive primary care ACO enablement capabilities, including turnkey analytics, network, and practice improvement solutions, to help providers transition to value-based reimbursement and improve quality of care.

•	Our network of clinicians and providers can now have an even greater impact by engaging with CVS Health’s collection of assets and connecting patients to care how and when they need it.

9.	Did Signify Health’s stock price performance prompt this sale?

•	No. CVS Health’s interest and this transaction reflect the tremendous demand we are seeing for value-based health care services and the broader shift toward value-based care models in the industry.

10.	What will Signify Health’s relationship with New Mountain Capital be going forward?

•	New Mountain Capital continues to be a valued partner of Signify Health and we are pleased to have their continued support.

•

Private equity funds affiliated with New Mountain Capital, which owns approximately 60% of the common stock of Signify Health, have agreed to vote the shares they own in favor of the transaction, subject to customary exceptions. CVS Health and Signify Health anticipate that the transaction will close in the first half of 2023.

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Employees

1.	What does this mean for us? What new opportunities will we have with this transaction?

•

This transaction has the potential to create new opportunities for Signifiers as part of a larger organization with complementary capabilities. CVS Health recognizes the value of our platform and, importantly, the team driving it.

•	As part of CVS Health, Signify’s employees will now have access to greater opportunities beyond those that we have as a standalone organization.

2.	Will this transaction lead to any layoffs at Signify Health?

•

CVS Health’s interest in Signify Health reflects their confidence in the long-term growth potential of our business. Achieving this vision will require the contributions of the Signify team and, although we may identify certain public company synergies, this acquisition is focused on growth, and we remain committed to retaining, attracting and supporting the best talent in the industry.

September 7, 2022

3.	How does CVS Health’s culture and vision compare to ours?

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CVS Health’s mission and values closely align with Signify Health’s. Both companies share a deep commitment to improving health through our products and services, diversity, corporate social responsibility, and community involvement.

4.	Will my reporting structure/manager/team change?

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Right now, it’s business as usual. We do not anticipate any near-term changes in organization structure and reporting. Please continue to focus on your daily responsibilities and serving our clients as we always have.

5.	How will this impact my compensation, base pay, bonus, and benefits?

•

Right now, it is business as usual. Your base salary or wage level, target cash bonus opportunity, and target equity incentive opportunity will remain unchanged for 12 months following the close. Your benefits will also be comparable, in the aggregate, for 12 months post-close.

6.	Will I/any employees be asked to relocate?

•	Right now, it’s business as usual. We do not anticipate any near term changes in where employees work.

7.	Does CVS Health offer hybrid/remote work?

•	Yes, CVS Health offers a mix of work arrangements to its colleagues based on the nature and the needs of the role.

8.	What will the integration process look like once the transaction is closed? How long do you expect it will take?

•

Right now, it’s business as usual. We’ll share more information and specifics over the coming weeks and months as we move forward with the closing of this transaction and subsequent integration process.

9.	Will there be discounts at stores?

•	All CVS Health colleagues are eligible for store discounts. After closing we will be eligible for this discount.

10.	If providers or clients ask, what should I tell them about the transaction?

•	For now, please refer them to our press release and please do not speculate beyond that.

September 7, 2022

11.	If the media or other third parties ask, what should I tell them about the transaction?

•	For now, please refer them to our press release and please do not speculate beyond that. Please forward all media inquiries to Lynn Shepherd (LShepherd@signifyhealth.com).

12.	Whom should I contact with additional questions?

•	Please direct additional questions to your HRBP. They are coordinating the collection and response to unanswered questions.

13.	What happens to Signify shares that I purchased through the ESPP?

•

Any shares previously purchased by you through the ESPP are Signify shares that are owned by you. You are free to sell those shares in the open market (if pre-cleared in accordance with the Company’s Insider Trading Policy). In general, if the shares are not sold in the open market prior to consummation of the CVS transaction, the shares will be treated in the same manner as other Signify shares in connection with such transaction.

14.	I am currently a participant in the Signify Employee Stock Purchase Plan (“ESPP”). Will I still be able to purchase shares of Signify stock at a discount as a participant in the ESPP?

•

Yes, if you elected to participate in the current offering period. If the Closing occurs prior to the end of the current offering period ending December 31, 2022, the scheduled purchase date will be a date that is no later than 5 business days prior to the Closing. If the Closing occurs on or after December 31, 2022, the scheduled purchase date will be December 31, 2022.

15.	Will there be any offering periods under the ESPP in 2023?

•	No. The commencement of any future offering periods under the ESPP has been suspended until the Closing.

16.	May I increase the payroll contribution I am currently making under the ESPP?
•	No.

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Provider Network

1.	How will this transaction affect my partnership and work with Signify Health?

•	Right now, it’s business as usual but we are committed to keeping you updated in the days and weeks ahead.

September 7, 2022

2.	Will the terms of our contract change? Do I need to renegotiate my contract?

•	Right now, it’s business as usual. We will be sharing more information and will keep you updated in the days and weeks ahead – especially on anything that may impact contract terms.

3.	Do we anticipate any interruption to provider services due to the transaction or integration process?

•	Right now, it’s business as usual and we do not anticipate any impact on service.

4.	Will I continue to work with the same clients throughout the transaction and integration process?

•	Yes, right now, it’s business as usual and we don’t anticipate any changes at this time.

5.	How long will the post-closing integration process take? Are there any significant operational differences between Signify Health and CVS Health that will impact this transition?

•	Both companies will play a role in the integration process, with representatives from CVS Health and Signify Health, to ensure a smooth transition.

6.	After the transaction closes, will I do business with CVS Health or Signify Health?

•	For now, it’s business as usual at Signify Health and we remain focused on our mission of transforming how care is paid for and delivered for our provider network and patients.

7.	Will my point of contact change?

•	We don’t anticipate any changes. Right now, it’s business as usual but we are committed to keeping you updated in the days and weeks ahead on any changes to your Signify Health contact.

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Clients

1.	What does this mean for my members/patients? Will I continue to have access to Signify Health’s services and providers?

•	Yes. We don’t anticipate any changes. Right now, it’s business as usual and we remain focused on our mission of transforming how care is paid for and delivered for our provider network and patients.

September 7, 2022

2.	Will the terms of our contract change? Will I need to agree to a new contract with CVS Health?

•	No. We don’t anticipate any changes. Right now, it’s business as usual and we will keep you updated in the coming weeks on any contract changes.

3.	Will there be any interruption to provider services for my patients due to the transaction or integration process?

•	No. It is business as usual, and we are committed to ensuring a smooth transition for our clients.

4.	Will patients be able to have access to their same providers?

•	Yes. We don’t anticipate any changes to provider-patient relationships. Right now, it’s business as usual and we will keep you updated in the coming weeks should anything change.

5.	What should I tell my patients and their families?

•

For now, it’s business as usual and we remain focused on our mission of transforming how care is paid for and delivered for our provider network and patients. We have sent out a letter to all patients communicating the transaction and its benefits and will continue to keep them updated with details as appropriate.

6.	Does CVS Health intend to change any facets of Signify Health’s offering, provider network or cost structure?

•	We do not anticipate any changes. Right now, it’s business as usual and we will keep you updated in the coming weeks should anything change.

7.	After the transaction closes, will I do business with CVS Health or Signify Health?

•	Right now, it’s business as usual and we will keep you updated in the coming weeks should anything change.

8.	Will my point of contact change?

•	We don’t anticipate any changes to points of contact. Right now, it’s business as usual and we will keep you updated in the coming weeks should anything change.

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Regulators / Officials/Associations

1.	How will this transaction affect jobs at Signify Health? Do you expect any layoffs?

•	We think this transaction has the potential to create new opportunities for Signifiers as the combined company continues to grow and take advantage of the ongoing shift to value-based care.

September 7, 2022

2.	Will any employees be required to relocate as a result of his transaction? If so, how many people will be impacted and how will you take care of those employees?

•	Right now, it’s business as usual. We do not anticipate any near term changes in where employees work.

3.	Do you expect attrition in your FTE/contract workforce as a result of this transaction?

•	We think this transaction has the potential to create new opportunities for Signifiers as the combined company continues to grow and take advantage of the ongoing shift to value-based care.

4.	Do you expect your headquarters to change?

•

CVS Health’s largest corporate presence is in Rhode Island, which will continue as the company headquarters. In addition to RI, the company has centers of excellence in CT and AZ, and a significant presence in other states including Signifiers’ home state of Texas.

5.	What impact will this transaction have on Signify Health’s engagement and philanthropic activities in its local community?

•	For now, it’s business as usual but we are committed to keeping you updated in the days and weeks ahead.

6.	How might this transaction impact the jobs commitments you have made around your new facilities In Ireland and in Oklahoma?

•	For now, it’s business as usual but we are committed to keeping you updated in the days and weeks ahead.

7.	Do you anticipate any antitrust concerns or pushback from regulators? How long do you expect the regulatory process to take?

•	The transaction is expected to close in the first half of 2023.

•

This is a complementary, pro-competitive combination that is subject to customary closing conditions, including necessary regulatory clearances. We expect the government to approve the combination on a timely basis and will work cooperatively to ensure this outcome.

September 7, 2022

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Cautionary Statement Regarding Forward-Looking Statements.

This communication and any documents referred to in this communication contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Such forward-looking statements include statements relating to the Company’s strategy, goals, the value of, timing and prospects of the proposed transaction. These forward-looking statements are based on the Company management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “believe,” “predict,” “target,” “contemplate,” “potential,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “could,” “will be,” “will continue,” “will likely result,” or similar expressions and the negatives of those terms. These forward-looking statements, which are subject to risks, uncertainties and assumptions about the Company, may include statements regarding the Company’s business operations, assets, valuations, financial conditions, results of operations, future plans, strategies, and expectations, and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including: (a) risks related to the satisfaction of the conditions to closing (including the failure to obtain necessary regulatory approvals and the requisite approval of the stockholders of the Company) in the anticipated timeframe or at all; (b) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement for the proposed transaction; (c) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; (d) disruption from the proposed transaction making it difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business (and the potential failure of the Company’s existing customers to continue or renew their contracts with the Company or increase in the number of customer cancellations); (e) the risk that any announcements related to the proposed transaction could have adverse effects on the Company’s stock price, credit ratings or operating results; (f) significant transaction costs; and (g) the outcome of any legal proceedings that may be instituted against Parent or against the Company related to the merger agreement or the proposed transaction. The risks and uncertainties may be amplified by the COVID-19 pandemic (and related variants), which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic (and related variants) impacts the Company’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Parent and the Company described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by either of them from time to time with the Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. The Company gives no assurance that it will achieve its expectations.

September 7, 2022

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the SEC a preliminary and definitive proxy statement relating to the proposed transaction. The definitive proxy statement will be mailed to the Company’s stockholders in connection with the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. BEFORE MAKING ANY DECISION, THE COMPANY URGES YOU TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at the Company’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Company’s proxy statement. You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://www.signifyhealth.com.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

September 7, 2022

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be included in the proxy statement described above. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://www.signifyhealth.com.